Exhibit 5.1

April 15, 2021

Essential Utilities, Inc.
762 West Lancaster Avenue
Bryn Mawr, PA 19010

Re:	Essential Utilities, Inc. - Registration Statement on Form S-3, filed on April 15, 2021

Ladies and Gentlemen:

We have acted as counsel to Essential Utilities, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, dated the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale by the Company from time to time of (i) shares of common stock, par value $0.50 per share (the “Common Stock”), (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) contracts to purchase Common Stock (the “Common Stock Purchase Contracts”), (iv) warrants (the “Warrants”), (v) units consisting of a combination of any of the securities described in the Registration Statement (the “Units”), (vi) depositary shares representing interests in Preferred Stock (the “Depositary Shares”) deposited with a depositary and evidenced by depositary receipts, and (vii) senior and/or subordinated debt securities (the “Debt Securities”). The Common Stock, the Preferred Stock, the Common Stock Purchase Contracts, the Warrants, the Units, the Depositary Shares and the Debt Securities are collectively referred to in this opinion as the “Securities.”

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and a prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement or a Current Report on Form 8-K (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

Essential Utilities, Inc.

April 15, 2021

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Articles of Incorporation of the Company together with all amendments thereto; (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the exhibits thereto; (iv) the prospectus contained within the Registration Statement; (v) such corporate records, agreements, documents and other instruments; and (vi) such certificates or comparable documents of public officials and other sources believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Essential Utilities, Inc.

April 15, 2021

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.                   Common Stock. Assuming that the issuance and terms of any Common Stock and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, (ii) the consideration for such Common Stock is at least equal to the aggregate par value of such Common Stock, (iii) in the case of any Common Stock to be issued upon the exchange, exercise or conversion of Debt Securities, Preferred Stock, Common Stock Purchase Contracts, Warrants and other rights that are exchangeable or exercisable for or convertible into Common Stock, due exercise of such exchange, exercise or conversion rights in accordance with the terms of the applicable instruments, and (iv) issued and sold as contemplated in the Registration Statement and a prospectus supplement relating thereto, such Common Stock (including any Common Stock that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and non-assessable.

2.                   Preferred Stock. Assuming that the issuance and terms of any series of Preferred Stock and the terms of the offering thereof have been duly authorized, when (i) a Statement with respect to Shares fixing and determining the terms of the Preferred Stock has been duly filed with the Department of State of the Commonwealth of Pennsylvania and accepted for recording, (ii) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, (iii) the consideration for such Preferred Stock is at least equal to the aggregate par value of such Preferred Stock (iv) in the case of any Preferred Stock to be issued under any Depositary Shares, upon exercise, conversion, exchange or otherwise pursuant to the terms specified in such Depositary Shares and (v) issued and sold as contemplated in the Registration Statement and a prospectus supplement relating thereto, such Preferred Stock (including any Preferred Stock that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and non-assessable.

3.                   Common Stock Purchase Contracts. Assuming that the issuance and terms of such Common Stock Purchase Contracts and the terms of the offering thereof have been duly authorized, when (i) the Common Stock Purchase Contracts or agreements relating to such Common Stock Purchase Contracts have been duly authorized, executed and delivered by the Company and the Common Stock Purchase Contract agent has been appointed by the Company, (ii) the terms of such Common Stock Purchase Contract have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Common Stock Purchase Contracts and any certificates representing such Common Stock Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and a prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Common Stock Purchase Contracts (including any Common Stock Purchase Contracts that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Essential Utilities, Inc.

April 15, 2021

4.                   Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the Warrants or agreements relating to such Warrants have been duly authorized, executed and delivered by the Company and the Warrant agent has been appointed by the Company, (ii) the terms of such Warrants have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and a prospectus supplement relating thereto, and in accordance with any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                   Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized, when (i) the Unit agreement or agreements relating to such Units have been duly authorized, executed and delivered by the Company and the Common Unit agent has been appointed by the Company, (ii) the terms of such Units have been duly established so as not to violate any applicable law, affect the enforceability of such Units or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units have been duly executed and authenticated in accordance with the applicable Unit agreement and issued, paid for and delivered as contemplated in the Registration Statement and a prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Essential Utilities, Inc.

April 15, 2021

6.                   Depositary Shares. Assuming that the issuance and terms of such Depositary Shares and the terms of the offering thereof have been duly authorized, when (i) the deposit agreement or agreements relating to such Depositary Shares have been duly authorized, executed and delivered by the Company and the depositary has been appointed by the Company, (ii) the terms of such Depositary Shares have been duly established so as not to violate any applicable law, affect the enforceability of such Depositary Shares or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the depositary receipts representing such Depositary Shares have been duly executed and authenticated in accordance with the applicable deposit agreement and issued, paid for and delivered as contemplated in the Registration Statement and a prospectus supplement relating thereto, and any underwriting agreement or purchase agreement approved by the Company’s board of directors or any authorized committee thereof, the depositary receipts evidencing the such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP